SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Anheuser-Busch InBev SA/NV

(Exact Name of Registrant as Specified in Its Charter)

Belgium	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Brouwerijplein 1 3000 Leuven, Belgium	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-208678
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.900% Notes due 2019 2.650% Notes due 2021 3.300% Notes due 2023 3.650% Notes due 2026 4.700% Notes due 2036 4.900% Notes due 2046 Floating Rate Notes due 2021	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
Anheuser-Busch InBev Finance Inc. *	Delaware,	2082	38-3893771	250 Park Avenue, New York,
	United States			New York, U.S.A. 10177
				Tel: +1 (212) 573-8800

Anheuser-Busch InBev Worldwide Inc.	Delaware,	2082	43-1162835	One Busch Place, St. Louis,
	United States			Missouri 63118, U.S.A.
				Tel: +1 (314) 577-2000

Cobrew NV	Belgium	2082	N/A	Brouwerijplein 1, 3000 Leuven,
				Belgium
				Tel: +32 16 27 61 11

Brandbrew S.A	Luxembourg	2082	N/A	5 Rue Gabriel Lippmann,
				Münsbach, L-5365, Luxembourg
				Tel: +352 26 15 96 23

Brandbev S.à r.l.	Luxembourg	2082	N/A	5 Rue Gabriel Lippmann,
				Münsbach, L-5365, Luxembourg
				Tel: +352 26 15 96 23

Anheuser-Busch Companies, LLC	Delaware,	2082	43-1162835	One Busch Place, St. Louis,
	United States			Missouri 63118, U.S.A.
				Tel: +1 (314) 577-2000

*	Anheuser-Busch InBev Finance Inc. is the issuer of the debt securities offered hereby. The other listed registrants are guarantors of the debt securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) a red prospectus supplement dated January 13, 2016 (the “Red Prospectus Supplement”) to a prospectus dated December 21, 2015 (the “Prospectus”), relating to the securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 (File No. 333-208678), which became automatically effective on December 21, 2015.

Item 1. Description of Registrant’s Securities to be Registered

The material set forth in (i) the section captioned “Description of Debt Securities and Guarantees”, “Legal Ownership” and “Tax Considerations” in the registrant’s Registration Statement on Form F-3 (File No. 333-208678) filed with the Securities and Exchange Commission on December 21, 2015, and (ii) the sections captioned “Description of the Notes” and “Taxation” in the Issuer’s Red Prospectus Supplement, dated January 13, 2016 are each incorporated herein by reference. Copies of such descriptions will be filed with the New York Stock Exchange, Inc.

Item 2. Exhibits.

4.1.	Form of Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form F-3 (File No. 333-208678) filed by Anheuser-Busch InBev SA/NB on 21 December 2015).

4.2	Form of First Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.3	Form of Second Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.4	Form of Third Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.5	Form of Fourth Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.6	Form of Fifth Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.7	Form of Sixth Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.8	Form of Seventh Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Anheuser-Busch InBev Finance Inc.

Date: January 15, 2016		By:	/s/ Augusto Lima
Name: Augusto Lima
Title: Authorized Signatory

Anheuser-Busch InBev SA/NV

By:	/s/ Benoit Loore	By:	/s/ Jan Vandermeersch
Name: Benoit Loore		Name: Jan Vandermeersch
Title: Authorized Signatory		Title: Authorized Signatory

Cobrew NV

By:	/s/ Benoit Loore	By:	/s/ Jan Vandermeersch
Name: Benoit Loore		Name: Jan Vandermeersch
Title: Authorized Signatory		Title: Authorized Signatory

Brandbrew S.A.

		By:	/s/ Benoit Loore
Name: Benoit Loore
Title: Authorized Signatory

[Signature Page for Form 8-A]

Brandbev S.à r.l.

By:	/s/ Benoit Loore
Name: Benoit Loore
Title: Authorized Signatory

Anheuser-Busch Companies, LLC

By:	/s/ Augusto Lima
Name: Augusto Lima
Title: Authorized Signatory

Anheuser-Busch InBev Worldwide Inc.

By:	/s/ Augusto Lima
Name: Augusto Lima
Title: Authorized Signatory

[Signature Page for Form 8-A]

INDEX TO EXHIBITS

Exhibit No.

4.1.	Form of Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form F-3 (File No. 333-208678) filed by Anheuser-Busch InBev SA/NB on 21 December 2015).

4.2	Form of First Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.3	Form of Second Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.4	Form of Third Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.5	Form of Fourth Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.6	Form of Fifth Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.7	Form of Sixth Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.8	Form of Seventh Supplemental Indenture, among the Anheuser-Busch InBev Finance Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC and the Trustee.